EXHIBIT 99.1

HBT Financial, Inc. Expands Illinois Footprint

Through Merger with Town and Country Financial Corporation

Bloomington, IL and Springfield, IL, August 23, 2022 – HBT Financial, Inc. (NASDAQ: HBT) (“HBT” or “HBT Financial”), the holding company for Heartland Bank and Trust Company (“Heartland Bank”), and Town and Country Financial Corporation (OTC: TWCF) (“Town and Country”), the holding company for Town and Country Bank, today jointly announced the signing of a definitive agreement pursuant to which HBT Financial will merge with Town and Country Financial Corporation and Town and Country Bank.

Town and Country Bank is a community bank serving markets in Central Illinois and St. Louis Metro East with a relationship-based approach. Specializing in commercial banking, Town and Country Bank had total assets of $875 million, total loans held for investment of $624 million, and total deposits of $744 million as of June 30, 2022. Based on the financial results as of June 30, 2022, the combined company would have had pro forma total assets of $5.1 billion, total loans held for investment of $3.1 billion, and total deposits of $4.4 billion.

Key benefits of the transaction include:

●	Expands HBT Financial’s Illinois footprint with entry into the Springfield, St. Louis Metro East, Decatur, Jacksonville and Quincy markets
●	Strong EPS accretion of 17% expected in 2023 (excluding transaction expenses, assuming transaction closes in first quarter of 2023)
●	Short tangible book value dilution earnback period of 2.0 years using the crossover method

The transaction has been unanimously approved by each company’s board of directors, and stockholders collectively holding approximately 67.1% of the outstanding shares of Town and Country common stock have entered into a voting agreement pursuant to which they have agreed, among other things, to vote their shares of Town and Country common stock in favor of the transaction. The transaction is expected to close in the first quarter of 2023, subject to regulatory approvals and other customary closing conditions.

Fred Drake, Chairman and CEO of HBT Financial, said, “We are very pleased to announce our merger with Town and Country Financial Corporation, which is a highly compatible franchise that we have respected and admired for a long time. Operating with a similar relationship-based approach to commercial banking and conservative credit culture, Town and Country has built a high-performing institution with an attractive deposit base. Throughout our history, our disciplined approach to M&A has helped us to consistently enhance the value of our franchise. We believe that combining with Town and Country will help us continue generating profitable growth and create additional value for shareholders in the years ahead.”

Micah Bartlett, President and CEO of Town and Country Financial Corporation, said, “The Town and Country team is proud to have created a high-quality, high-performing financial services company. We are excited to partner with one of Illinois’ highest-performing banking organizations to create even more opportunities for our employees and customers. There are significant opportunities and challenges ahead in the banking business, and the combination of these two strong organizations makes us better equipped to flourish in the long run.”

David Kirschner, Executive Chairman of Town and Country Financial Corporation, added, “HBT Financial is an ideal merger partner for Town and Country that shares our commitment to superior customer service and supporting the communities in which we operate, and we believe this combination will provide many benefits for our shareholders, employees and customers. We look forward to completing this merger and further enhancing the banking experience that we provide our customers by leveraging the greater resources that HBT will provide.”

Transaction Information

Under the terms of the merger agreement, Town and Country shareholders will have the right to receive either (i) 1.9010 shares of HBT’s common stock for each share of Town and Country, or (ii) $35.66 per share in cash, or (iii) a combination of cash and stock consideration, subject to adjustment and to the election and proration provisions in the Merger Agreement. Based upon the closing price of HBT common stock of $18.76 on August 22, 2022, the implied per share purchase price is $35.66 with an aggregate transaction value of approximately $101.4 million. Upon closing of the transaction, shareholders of Town and Country are expected to hold approximately 11% of HBT’s outstanding common stock.

The estimated transaction value represents a 1.39 multiple of Town and Country’s tangible book value as of June 30, 2022 and an 8.9 multiple of Town and Country’s expected earnings for 2022.

A presentation with additional information on the transaction can be found on the Company’s investor relations website at ir.hbtfinancial.com.

Advisors

Vedder Price P.C. served as legal counsel and Piper Sandler & Co. served as financial advisor to HBT.

Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Keefe, Bruyette & Woods, A Stifel Company served as financial advisor to Town and Country.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 61 branches. As of June 30, 2022, HBT had total assets of $4.2 billion, total loans of $2.5 billion, and total deposits of $3.7 billion.

About Town and Country Financial Corporation

Town and Country Financial Corporation, headquartered in Springfield, Illinois, operates as the parent holding company for Town and Country Bank including the Bank's subsidiary, Town and Country Banc Mortgage Services, Inc. (“TCBMSI”), with locations throughout the central, west-central, and metro-east areas of Illinois. While the Company specializes in commercial banking and mortgage lending, additional products and services offered through its 10 branch offices include retail banking, affordable housing finance options, Small Business Administration 504 and 7(a) loan programs, trust and investments, and agricultural banking. The Company, under TCBMSI, operates Community Mortgage Partners as a third-party provider for residential mortgages to other financial institutions throughout the United States.

Special Note Concerning Forward-Looking Statements

Certain statements in this news release, including any statements regarding the expected timetable for completion of the proposed transaction, the results, effects and benefits of the proposed transaction, future opportunities and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid.  The words “anticipate,” “believe,” “expect,” “if,” “estimate,” “will,” “potential,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements.  Specific forward-looking statements include statements regarding the completion of the proposed transaction and the anticipated growth opportunities from the proposed transaction.  The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that stockholders of Town and Country may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Town and Country into those of HBT; the effects of the merger in HBT’s future financial condition, results of operations, strategy and plans; and regulatory approvals of the transaction.

Additional factors that could cause results to differ materially from those described above can be found in HBT’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequently filed Quarterly Reports on Form 10-Q, and in other documents HBT files with the Securities and Exchange Commission (“SEC”), each of which is on file with the SEC and available from HBT’s website at https://ir.hbtfinancial.com.

All forward-looking statements speak only as of the date they are made and are based on information available at that time.  Neither HBT nor Town and Country assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Information and Where to Find It

In connection with the proposed transaction, HBT and Town and Country intend to file materials with the SEC, including a Registration Statement on Form S-4 of HBT that will include a proxy statement of Town and Country and a prospectus of HBT.  After the Registration Statement is declared effective by the SEC, HBT and Town and Country intend to mail a definitive proxy statement/prospectus to the stockholders of Town and Country.  This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT or Town and Country may file with the SEC and send to Town and Country’s stockholders in connection with the proposed transaction.  TOWN AND COUNTRY’S STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT OR TOWN AND COUNTRY WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT, TOWN AND COUNTRY, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT and Town and Country with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov.  Copies of documents filed with the SEC by HBT will be available free of charge from HBT’s website at https://ir.hbtfinancial.com or by contacting HBT’s Investor Relations Department at HBTIR@hbtbank.com.

Participants in the Proxy Solicitation

HBT, Town and Country and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Town and Country’s stockholders in connection with the proposed transaction.  Information regarding the executive officers and directors of HBT is included in its definitive proxy statement for its 2022 annual meeting filed with the SEC on April 5, 2022.  Information regarding the executive officers and directors of Town and Country and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction.  Free copies of these documents may be obtained as described in the paragraphs above.

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONTACTS:

With respect to HBT Financial

Tony Rossi

HBTIR@hbtbank.com

(310) 622-8221

With respect to Town and Country Financial Corporation

Shelly Dowell

sdowell@townandcountrybank.com

(217) 321-3430